Exhibit 4.1

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of July 8, 2014, among Nielsen Finance LLC, a Delaware limited liability company, and Nielsen Finance Co., a Delaware corporation (the “Issuers”), the Guarantors (as defined in the Indenture referred to below) and Law Debenture Trust Company of New York, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of April 11, 2014 (the “Indenture”), providing for the issuance of $750.0 million aggregate principal amount of 5.000% Senior Notes due 2022 (the “Initial Notes”);

WHEREAS, pursuant to Section 2.01 of the Indenture, the Issuers may create and issue, from time to time without notice to or consent of any holder of the Initial Notes, additional notes that are subject to the provisions of the Indenture upon written order of the Issuers to the Trustee in the form of an Authentication Order specifying the amount and series of such notes to be authenticated and the date on which the notes are to be authenticated by the Trustee;

WHEREAS, the Issuers are issuing an additional $800,000,000 aggregate principal amount of their 5.000% Senior Notes due 2022 (the “Additional Notes”) with the same terms as the Initial Notes;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuers, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of the holders and the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all other actions necessary to make this Supplemental Indenture a legal, valid and binding agreement of the Issuers, the Guarantors and the Trustee, in accordance with its terms, and a supplement to, the Indenture, have been performed;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Provisions of the Indenture. The provisions of the Indenture shall apply to the Additional Notes and any certificated Additional Notes in definitive form issued in exchange therefore in the exact same manner as they apply to the Initial Notes and any certificated Initial Notes in definitive form issued in exchange therefore.

(3) Effect of Supplemental Indenture.

(a) This Supplemental Indenture is a supplemental indenture within the meaning of Section 9.01 of the Indenture, and the Indenture shall be read together with this Supplemental Indenture and shall have the same effect over the Additional Notes, in the same manner as if the provisions of the Indenture and this Supplemental Indenture were contained in the same instrument.

(b) In all other respects, the Indenture is ratified and confirmed by the parties as supplemented by the terms of this Supplemental Indenture.

(4) Note Forms. The Additional Notes issued by the Issuers pursuant to this Supplemental Indenture shall be substantially in the form of Exhibit A to the Indenture.

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibit A to the Indenture.

(5) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers.

(9) Severability Clause. In case any provision in this Supplemental Indenture or in the Additional Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(10) Successors. All agreements of the Issuers and the Guarantors in this Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

NIELSEN FINANCE LLC

By:	/s/ Harris A. Black
Name:	Harris A. Black
Title:	Vice President and Secretary

NIELSEN FINANCE CO.

By:	/s/ Harris A. Black
Name:	Harris A. Black
Title:	Vice President and Secretary

[Nielsen July 2014 Tack-On Notes – Signature Page to Supplemental Indenture]

A. C. NIELSEN (ARGENTINA) S.A.
A. C. NIELSEN COMPANY, LLC
ACN HOLDINGS INC.
ACNIELSEN CORPORATION
ACNIELSEN ERATINGS.COM
ART HOLDING, L.L.C.
ATHENIAN LEASING CORPORATION
CARDINAL NORTH LLC
CZT/ACN TRADEMARKS, L.L.C.
G4 ANALYTICS, INC.
MARKETING ANALYTICS, INC.
NETRATINGS, LLC
NEUROFOCUS, INC.
NIELSEN AUDIO, INC.
NIELSEN CONSUMER INSIGHTS, INC.
NIELSEN INTERNATIONAL HOLDINGS, INC.
NIELSEN MOBILE, LLC
NIELSEN NATIONAL RESEARCH GROUP, INC.
NMR INVESTING I, INC.
THE CAMBRIDGE GROUP, INC.
THE NIELSEN COMPANY (US), LLC
THE PERISHABLES GROUP, INC.
TNC (US) HOLDINGS, INC.
VIZU CORPORATION
VNU MARKETING INFORMATION, INC.

By:	/s/ Harris A. Black
Name:	Harris A. Black
Title:	Vice President and Secretary

[Nielsen July 2014 Tack-On Notes – Signature Page to Supplemental Indenture]

NMR LICENSING ASSOCIATES, L.P.
A LIMITED PARTNERSHIP

BY: NMR INVESTING I, INC., ITS GENERAL
PARTNER

By:	/s/ Harris A. Black
Name:	Harris A. Black
Title:	Vice President and Secretary

[Nielsen July 2014 Tack-On Notes – Signature Page to Supplemental Indenture]

NIELSEN HOLDING AND FINANCE B.V.

By:	/s/ M.J.B. Rutte
Name:	M.J.B. Rutte
Title:	Managing Director

THE NIELSEN COMPANY B.V.

By:	/s/ M.J.B. Rutte
Name:	M.J.B. Rutte
Title:	Managing Director

VNU INTERMEDIATE HOLDING B.V.

By:	/s/ M.J.B. Rutte
Name:	VNU International B.V., represented by M.J.B. Rutte
Title:	Managing Director

VNU INTERNATIONAL B.V.

By:	/s/ M.J.B. Rutte
Name:	M.J.B. Rutte
Title:	Managing Director

[Nielsen July 2014 Tack-On Notes – Signature Page to Supplemental Indenture]

THE NIELSEN COMPANY (LUXEMBOURG) S.À R.L.

By:	/s/ Virginie Deconinck
Name:	Virginie Deconinck
Title:	Manager A

By:	/s/ Lisa Longo
Name:	Lisa Longo
Title:	Manager B

[Nielsen July 2014 Tack-On Notes – Signature Page to Supplemental Indenture]

SIGNED AND DELIVERED as a Deed

for and on behalf of

THE NIELSEN COMPANY FINANCE (IRELAND) LIMITED

by its lawfully appointed attorney

in the presence of:

/s/ Timothy Farmer
Signature of Attorney

/s/ Louise Harrison
Signature of Witness

Louise Harrison
Name of Witness

Solicitor
Occupation of Witness

Fitzwilton House, Wilton Place, Dublin 2, Ireland
Address of Witness

[Nielsen July 2014 Tack-On Notes – Signature Page to Supplemental Indenture]

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ James D. Heaney
Name:	James D. Heaney
Title:	Managing Director

[Nielsen July 2014 Tack-On Notes – Signature Page to Supplemental Indenture]